P09000016429

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H14000301643 3)))

H140003016433ABCW

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To:
Division of Corporations
Fax Number : (850)617-6380

From:
Account Name : LEGAL & COMPLIANCE, LLC
Account Number : I20140000006
Phone : (561)514-0936
Fax Number : (561)514-0832

NC
JAN 02 2015
R. WHITE

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address:______________________________

COR AMND/RESTATE/CORRECT OR O/D RESIGN

BRICK TOP PRODUCTIONS, INC.

Certificate of Status	0
Certified Copy	0
Page Count	05
Estimated Charge	$35.00

RECEIVED 14 DEC 31 PM 1:58

FILED 14 DEC 31 AM 11:54 SECRETARY OF STATE TALLAHASSEE, FLORIDA

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FILED

(((H14000301843 3)))

14 DEC 31 AM 11:54

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

Brick Top Productions, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P09000016429

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

~~Carolco Pictures, Inc.~~ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ____________________

____
(Florida street address)

New Registered Office Address: __________ *(City)* , Florida ______ *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

(((H14000301643 3)))

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ☐ Change			
☐ Add			
☐ Remove			
2) ☐ Change			
☐ Add			
☐ Remove			
3.) ☐ Change			
☐ Add			
☐ Remove			
4) ☐ Change			
☐ Add			
☐ Remove			
5) ☐ Change			
☐ Add			
☐ Remove			
6) ☐ Change			
☐ Add			
☐ Remove			

E. If amending or adding additional Articles, enter change(s) here:
(Attach additional sheets, if necessary). (Be specific)

See Attachment A hereto, which is incorporated herein by reference.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

N/A

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The date of each amendment(s) adoption: ______________________, if other than the date this document was signed.

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

✔ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated: 12/5/14

Signature: [signature]
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Alexander Bafer
(Typed or printed name of person signing)

CEO
(Title of person signing)

12/5/14
[signature]

Notary Public State of Florida
Claudette D Williams
My Commission EE 104128
Expires 06/16/2015

Attachment A

Article V is hereby amended to read in its entirety as follows:

ARTICLE V – CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) 350,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock") and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). The Board of Directors of the Company is authorized, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.